                                                                  EXHIBIT 99.3


                           STOCK ACQUISITION AGREEMENT

   THIS STOCK ACQUISITION AGREEMENT (the "Agreement"), dated as of
September 11, 2000, is made by and among SODEXHO ALLIANCE, S.A., a French societe anonyme ("Sodexho"); JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., a Tennessee corporation ("JJFMS") and successor by merger to Juvenile and Jail Facility Services, LLC, a Tennessee limited liability company ("JJFMS LLC"); CORRECTIONS CORPORATION OF AMERICA (U.K.) LIMITED, a company incorporated in England and Wales whose registered number is 2147489 ("CCA UK" and together with JJFMS, "Sellers"); PRISON REALTY TRUST, INC., a Maryland corporation, formerly known as Prison Realty Corporation ("Prison Realty") and successor by merger to Corrections Corporation of America, a Tennessee corporation ("Old CCA"); CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation formerly known as Correctional Management Services Corporation ("CCA"), and PRISON MANAGEMENT SERVICES, INC., a Tennessee corporation ("PMSI") and successor by merger to Prison Management Services, LLC, a Tennessee limited liability company.

                                R E C I T A L S:

   A. On December 31, 1998, Old CCA contributed certain assets to JJFMS LLC in consideration for 100% of the non-voting membership interests of JJFMS LLC. The terms and conditions of such exchange were set forth in certain Contribution Agreements dated December 31, 1998 (the "Contribution Agreements"). Included among the assets contributed to JJFMS LLC pursuant to the Contribution Agreements were: (i) 22,500 "C" class shares in the capital of Corrections Corporation of Australia Pty. Ltd. A.C.N. 010 921 641, an Australia corporation ("CCA Australia"), which shares collectively represent fifty percent (50%) of the issued and outstanding shares of CCA Australia (the "CCA Australia Shares"); and (ii) one hundred percent (100%) of the capital stock of CCA UK. The assets of CCA UK included: (i) 5000 "A" Ordinary Shares and 2500 "B" Ordinary Shares in the capital stock of U.K. Detention Services Limited, a company incorporated in England and Wales ("UKDS") whose registered number is 2147491, which shares collectively represent fifty percent (50%) of the issued and outstanding shares of UKDS (collectively, the "UKDS Shares"); and (ii) 50% of the issued and outstanding shares in the capital of Agecroft Prison Management Limited, a company incorporated in England and Wales ("APM").

   B. On December 31, 1998, JJFMS LLC was merged with and into JJFMS, with JJFMS being the surviving corporation, pursuant to which the non-voting membership interests of JJFMS LLC were converted into shares of non-voting common stock of JJFMS.

   C. On December 31, 1998, Old CCA was merged with and into Prison Realty, with Prison Realty being the surviving corporation. As the result of the merger of Old CCA with Prison Realty, Prison Realty owns one hundred percent (100%) of the non-voting stock of JJFMS. Prison Realty has undertaken a comprehensive restructuring designed to address its current liquidity and capital constraints, simplify its corporate structure and satisfy certain conditions of its recently amended bank credit indebtedness which restructuring contemplates a merger of each of JJFMS, PMSI and CCA with and into wholly-owned subsidiaries of Prison Realty.

   D. Sodexho desires to acquire from CCA UK, and CCA UK desires to sell to Sodexho, the UKDS Shares, upon and subject to the terms and conditions contained in this Agreement.

   E. Sodexho desires to acquire from JJFMS, and JJFMS desires to sell to Sodexho, the CCA Australia Shares, upon and subject to the terms and conditions contained int his Agreement.

   F. In order to facilitate the purchase and sale of the CCA Australia
Shares and the UKDS Shares, JJFMS, CCA UK and Sodexho have entered into that certain Escrow Agreement of even date herewith and attached hereto as Exhibit A (the "Escrow Agreement") providing for the delivery and deposit of the Purchase Price, as hereinafter defined, and the certificates representing the CCA Australia Shares and the UKDS Shares with the Escrow Agents set forth therein (the "Escrow Agents"), pending the Closing, as hereinafter defined, of the purchase and sale.

   G. In connection with the purchase and sale of the CCA Australia Shares and the UKDS Shares, immediately after such purchase and sale, Sodexho desires to grant to JJFMS and JJFMS desires to accept the grant of: (i) an option to purchase fifty percent(50%) of the UKDS Shares which would represent twenty-five percent (25%) of the aggregate issued and outstanding shares of UKDS (the "UKDS Option Shares"); and (ii) an option to purchase fifty percent (50%) of the CCA Australia Shares which would represent twenty-five percent (25%) of the aggregate issued and outstanding shares of CCA Australia (the "CCA Option Australia Shares" and, collectively with the UKDS Option Shares, the "Option Shares"), pursuant to the terms and conditions of that certain Option Agreement attached hereto as Exhibit B.

   In consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                       ESCROW; PURCHASE AND SALE OF SHARES

   1.01. ESCROW. Within five (5) business days from the date hereof, Sodexho agrees to deliver and deposit the Purchase Price, and each of JJFMS and CCA UK agrees to deliver the CCA Australia Shares and the UKDS Shares, respectively, to the Escrow Agents in accordance with the Escrow Agreement. The parties hereto agree to make such reasonable changes to the Escrow Agreement as maybe required by the Escrow Agents.

   1.02. TRANSFER OF UKDS SHARES. Subject to all of the terms and conditions of this Agreement, at the Closing, CCA UK hereby agrees to sell, transfer and convey to Sodexho, and Sodexho hereby agrees to purchase and acquire from CCA UK, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges and encumbrances of any kind, the UKDS Shares in exchange for the Purchase Price set forth in Section 2.01 hereof.

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

   1.03. TRANSFER OF CCA AUSTRALIA SHARES. Subject to all of the terms and conditions of this Agreement, at the Closing, JJFMS hereby agrees to sell, transfer and convey to Sodexho, and Sodexho agrees to purchase and acquire from JJFMS, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges and encumbrances of any kind, the CCA Australia Shares in exchange for the Purchase Price set forth in Section 2.01 hereof (the UKDS Shares and the CCA Australia Shares are hereinafter collectively referred to as the "Shares").

                                   ARTICLE II

                                  CONSIDERATION

   2.01. PURCHASE PRICE. The aggregate purchase price for the Shares shall be Six Million Four Hundred Thousand Dollars, U.S. ($6,400,000) (U.S.) (the "Purchase Price") of which (i) Three Million Two Hundred Thousand Dollars ($3,200,000) (U.S.) shall be allocated to the UKDS Shares and (ii) Three Million Two Hundred Thousand Dollars ($3,200,000) (U.S.) shall be allocated to the CCA Australia Shares. The Purchase Price shall be paid by Sodexho to JJFMS at the Closing, by bank wire transfer or in other immediately available funds.

   2.02. COMPANY OBLIGATIONS. By entering into this Agreement, Sodexho understands and agrees that, from and after the Closing, Sodexho shall discharge any liability incurred by JJFMS, CCA UK, Prison Realty or CCA under the documents described in Schedule 2.02 hereof, shall cooperate with CCA UK, JJFMS and CCA in obtaining from the requisite governmental consents to the assumption by Sodexho of such liability and shall indemnify JJFMS, CCA UK and/or CCA in respect thereof.

                                   ARTICLE III

                       CLOSING; OBLIGATIONS OF THE PARTIES

   3.01. CLOSING DATE. The closing (the "Closing") shall take place and be effective for all purposes at 10:00 a.m., local time, on October 16, 2000 at the offices of JJFMS or at such other time, sooner or later than October 16, 2000 but prior to March 31, 2001, as all the conditions to Closing set forth in Articles VIII and IX herein have been satisfied or at such other time and place as the parties hereto mutually agree (the "Closing Date").

   3.02.  OBLIGATIONS OF THE PARTIES AT THE CLOSING.

   (a) At the Closing, Sodexho, JJFMS and CCA UK shall provide the Escrow Agents with joint written notice directing said Escrow Agents to complete the actions set out in the following clauses (i) through (iii):

       (i) The payment of the Purchase Price as specified in Section 2.01 hereof to JJFMS.

      (ii) The delivery of the share certificate(s) issued by UKDS representing the UKDS Shares, with duly executed stock powers, to Sodexho.

      (iii) The delivery of the share certificate(s) issued by CCA Australia representing the CCA Australia Shares, with duly executed stock powers, to Sodexho.

  (b) At the Closing, the following events set out in clauses (i) through (iv) shall occur:

      (i) Sellers shall procure the delivery to Sodexho of duly executed transfers of all of the Shares in favor of Sodexho or its nominee(s).

      (ii) Sellers shall deliver to Sodexho any waiver, consent or other document which Sodexho may require to obtain a good title to the Shares registered in the name of Sodexho or its nominee(s), including any Power of Attorney under which any document required to be delivered under this Agreement has been executed.

      (iii) JJFMS shall deliver signed resignations of all persons who are CCA-designated directors and officers (other than T. Don Hutto) of UKDS and CCA Australia.

      (iv) Sellers, Prison Realty, CCA and Sodexho shall deliver certified copies of resolutions of their respective board of directors and of the majority of the voting shareholders of JJFMS approving execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

      (v) Copies of all consents of third parties and governmental bodies and agencies necessary for the transfer of the UKDS Shares and all such consents necessary for the transfer of the CCA Australia Shares shall have been furnished to Sodexho, it being understood that once the consents necessary for the transfer of the UKDS Shares have been obtained the Closing shall proceed with respect to the transfer of said UKDS Shares (assuming the other conditions to the transfer of said UKDS Shares shall have been satisfied) and it being understood that once the consents necessary for the transfer of the CCA Australia Shares have been obtained, the Closing shall proceed with respect to the transfer of said CCA Australia Shares (assuming the other conditions to the transfer of said Shares shall have been satisfied), and if at any time the third parties and governmental consents for the transfer of all the Shares have been obtained and all other conditions have been satisfied, then the Closing shall occur with respect to the transfer of all the Shares of UKDS and CCA Australia.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

   In order to induce Sodexho to enter in this Agreement and consummate the transactions contemplated hereby, Sellers hereby represent and warrant to Sodexho as follows:

   4.01. ORGANIZATION AND GOOD STANDING. JJFMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, United States and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. CCA UK is a corporation duly incorporated, validly existing and in good standing under the laws of England and has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

   4.02. OWNERSHIP OF UKDS SHARES; VALIDITY AND ENFORCEABILITY. Sellers represent and warrant that: (i) CCA UK is the legal and beneficial owner of the UKDS Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind; (ii) CCA UK has the full right, power, authority and capacity to sell and transfer the UKDS Shares owned by CCA UK; and (iii) by virtue of the transfer of the UKDS Shares to Sodexho at the Closing, Sodexho will obtain full title to such Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind.

   4.03. OWNERSHIP OF CCA AUSTRALIA SHARES; VALIDITY AND ENFORCEABILITY.
Sellers represent and warrant that: (i) JJFMS is the legal and beneficial owner of the CCA Australia Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind; (ii) JJFMS has the full right, power, authority and capacity to sell and transfer the CCA Australia Shares owned by JJFMS; and (iii) by virtue of the transfer of the CCA Australia Shares to Sodexho at the Closing, Sodexho will obtain full title to such Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind, provided, however, that where any governmental consent, approval, authorization or order is required, as contemplated herein, then any representation or warranty by Sellers is deemed to be subject to the obtaining of such consent, approval, authorization or order.

   4.04. CORPORATE POWER AND AUTHORITY: DUE AUTHORIZATION. Each of JJFMS and CCA UK has full corporate power and authority, acting through its officers who sign this Agreement, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of each of JJFMS (and by a majority vote of the shareholders of JJFMS) and CCA UK has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of JJFMS or CCA UK are necessary to approve and authorize the execution and delivery of this Agreement and each of the documents to which JJFMS and/or CCA UK is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of JJFMS and/or CCA UK, as applicable, in each case enforceable in accordance with its terms.

   4.05. NO VIOLATION. The execution and delivery of this Agreement by each of JJFMS and CCA UK does not, and the consummation of the transactions contemplated hereby will not: (a) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) with, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the performance required by, or excuse performance by any person of any of its liabilities under, any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which JJFMS or CCA UK is a party or by which any of JJFMS's or CCA UK's assets or properties are bound; (b) violate or be in conflict with any provision of the Charter or Bylaws of JJFMS or the Articles of Association of CCA UK; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to JJFMS or CCA UK; or (d) violate any other contractual or legal obligation or restriction to which JJFMS and/or CCA UK is subject.

   4.06. CONSENTS AND APPROVALS. Sellers have obtained or will have obtained prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Sellers.

   4.07. LITIGATION. There is no litigation at law or in equity pending or, to the knowledge of any of the Sellers, threatened against any of the Sellers or their respective subsidiaries with respect to the Shares or the consummation of the transactions contemplated by this Agreement. To the knowledge of each of the Sellers, there is no litigation at law or in equity threatened against Sodexho or the Shares or the consummation of the transactions contemplated by this Agreement except as disclosed by Prison Realty in documents filed with the U.S. Securities and Exchange Commission prior to the date hereof.

   4.08. FULL DISCLOSURE. Neither the representations appearing in Article
IV of this Agreement, nor any schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by Sellers to Sodexho pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PRISON REALTY AND CCA

   In order to induce Sodexho to enter in this Agreement and consummate the transactions contemplated hereby, each of Prison Realty and CCA hereby represent and warrant severally to Sodexho as follows:

   5.01. AUTHORITY. Each of Prison Realty and CCA has full power and authority, acting through its officer or officers who signed this Agreement, to execute, deliver, enter into and perform this Agreement and all agreements, instruments and documents contemplated hereby and to carry out the transactions contemplated thereby. This Agreement is a valid and binding obligation of each of Prison Realty and CCA enforceable against each in accordance with its terms, subject to the limitations imposed by bankruptcy, insolvency, moratorium or similar laws or provisions of general application, and to the availability of equitable remedies (whether enforcement is sought in a court of law or equity).

   5.02. NO VIOLATION. Neither the execution and delivery of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will result in any violation of or be in conflict with any term of any agreement or instrument or memorandum of understanding regarding settlement of litigation to which either Prison Realty or CCA is a party or by which either is bound, or of any law or governmental order, rule or regulation which is applicable to Prison Realty or CCA or will result in the creation or imposition of any security interest, mortgage, lien, encumbrance or charge upon any of the properties or assets of Prison Realty or CCA. No consents or approvals of any persons or entities, governmental or otherwise, are required which have not been obtained (or which will not have been obtained on or prior to the Closing) in respect of the execution and delivery of this Agreement on the part of Prison Realty or CCA. The consummation of the transfer of the Shares pursuant to this Agreement will not adversely affect Prison Realty's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

   5.03. LITIGATION. There is no litigation at law or in equity pending or, to the knowledge of Prison Realty or CCA, threatened against Prison Realty or CCA or their respective subsidiaries with respect to the Shares or the consummation of the transactions contemplated by this Agreement. To the knowledge of Prison Realty or CCA, there is no litigation at law or in equity threatened against Sodexho or the Shares or the consummation of the transactions contemplated by this Agreement except as disclosed by Prison Realty in documents filed with the U.S. Securities and Exchange Commission prior to the date hereof.

   5.04. FULL DISCLOSURE. Neither the representations appearing in Article
V of this Agreement, nor any schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by Prison Realty and CCA to Sodexho pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein not misleading.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SODEXO

   In order to induce Seller to enter in this Agreement and consummate the transactions contemplated hereby, Sodexho hereby represents and warrants to Sellers, Prison Realty and CCA as follows:

   6.01. ORGANIZATION AND GOOD STANDING. Sodexho is a societe anonyme duly organized, validly existing and in good standing under the laws of France and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

   6.02. AUTHORIZATION. The board of directors of Sodexho has taken all action required to authorize the execution and delivery by Sodexho of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Sodexho are necessary to approve or authorize the execution and delivery of this Agreement.

   6.03. VALID AND BINDING AGREEMENT. This Agreement and each of the documents to which Sodexho is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of Sodexho, enforceable against Sodexho in accordance with its terms.

   6.04. NO VIOLATION. The execution and delivery of this Agreement by Sodexho does not, and the consummation of the transactions contemplated hereby will not: (a) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) with, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the performance required by, or excuse performance by any person of any of its liabilities under any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Sodexho is a party or by which it is bound;
(b) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Sodexho; or (c) violate any other contractual or legal obligation or restriction to which Sodexho is subject.

   6.05. PURCHASE FOR INVESTMENT. Sodexho understands and agrees that the Shares have not been registered under the securities laws of any jurisdiction. Sodexho is acquiring the Shares of its own account and not with a view to, or present intention of, distribution thereof in violation of the securities laws of the United States or England or any state securities or blue sky law, and the Shares will not be disposed of in contravention of such laws.

   6.06. PROFESSIONAL FEES. Sodexho has taken no action which would result in the incurrence of any liability for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution and performance of this Agreement or the consummation of the transactions contemplated hereby, and Sodexho does not know of any claim for such a commission or fee.

   6.07. CONSENTS AND APPROVALS. Assuming the best efforts of Prison
Realty, JJFMS and CCA UK to cooperate in obtaining the requisite consents, Sodexho has obtained, or will have obtained prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Sodexho. Sodexho agrees that it will comply with the provisions of the Stamp Act and the regulations thereunder of the State of Queensland and to pay to the office of State Revenue any stamp duty payable on this Agreement with respect to the CCA Australia Shares.

   6.08 FULL DISCLOSURE. Neither the representations appearing in Article
VI of this Agreement, nor any certificate or other instrument and document furnished or to be furnished by Sodexho to the Sellers, Prison Realty or CCA pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

                                   ARTICLE VII

                       COVENANTS AND AGREEMENTS OF PARTIES

   The parties hereto agree that from the date hereof until the Closing, and thereafter if so specified, each party will fulfill the following covenants and agreements unless otherwise consented to by the other parties in writing:

   7.01. FURTHER ASSURANCES. At any time and from time to time after the Closing, at the request of the other parties hereto and without further consideration, each of Sellers, Prison Realty, and Sodexho will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and take such action as may reasonably be required by another party hereto in order more effectively to transfer, convey and assign to Sodexho and to place Sodexho in possession and control of, and to confirm Sodexho's title to, the Shares, and to assist Sodexho in exercising all rights enjoying all benefits with respect thereto.

   7.02. CONSENTS AND APPROVALS. Each of Sellers, Prison Realty and Sodexho shall, in a timely, accurate and complete manner, take all necessary corporate and other action and use all reasonable efforts to obtain all consents, approvals, permits, licenses and amendments of agreements required to carry out the transactions contemplated in this Agreement.

   7.03. OPTION. Sodexho agrees that immediately upon the acquisition of the Shares pursuant hereto, it shall grant to JJFMS (i) an option to purchase the UKDS Option Shares, and (ii) an option to purchase the CCA Australia Shares pursuant to the Option Agreement.

   7.04 AMENDMENT OF AUSTRALIAN SHAREHOLDERS' AGREEMENT. The CCA Australia Shareholders' Agreement is hereby amended, effective upon the Closing under this Agreement, as follows:

   (a) The provisions of Sections 3 and 4 shall not apply to the purchase of the shares of CCA Australia by Sodexho under this Agreement or the purchase by JJFMS, its successor, or Prison Realty of shares of CCA Australia upon exercise of the CCA Australia Option hereunder.

   (b) The provisions of Sections 9 and 14 are hereby deleted.

   (c) The provisions of Section 10 (Non-Competition) are hereby amended to read in their entirety as follows:

      "Section 10. Non-Competition

      (a) For all purposes of this Section 10, the term "Shareholder" shall include (in addition to all persons actually holding stock in the Corporation), for a period of three years from the date of the closing of the transactions contemplated by the Stock Acquisition Agreement as defined herein, (i) Juvenile and Jail Facility Management Services, Inc. ("JJFMS") and any Affiliate of JJFMS as the selling shareholder under the Stock Acquisition Agreement dated as of September 11, 2000 (the "Stock Acquisition Agreement") and as the holder of an option to purchase twenty five percent of the aggregate issued and outstanding shares of the Corporation (sometimes referred to as "CCA Australia") pursuant to that certain Option Agreement executed in connection with the closing of the transactions contemplated by the Stock Acquisition Agreement (the "CCA Australia Option"), and (ii) Prison Realty or any Affiliate of Prison Realty or any Affiliate of JJFMS (whether or not JJFMS is an Affiliate of Prison Realty at any time).

      (b) Each Shareholder agrees that except as otherwise provided herein, each will conduct all of its business with respect to the Prison Management Business in Australia exclusively with each other. For purposes of this Agreement, Prison Management Business means the (i) design, construction, financing and "full management" of detention or correctional facilities with or without custodial services, or any one of the four major activities of design, construction, financing and "full management," and/or (ii) the transportation of prisoners, and
   (iii) shall mean the design, construction, financing and "full management," or any of said four major activities, of immigration custodial facilities, police custodial facilities, court custodial facilities or services and secure training centers and facilities (such as juvenile training centers or facilities); it being understood that Sodexho may continue to provide food service, laundry, housekeeping, maintenance, etc. outside of the Corporation and that the provisions of such services by Sodexho at a rate of less than $12.00 (U.S.) (obtained by applying 3% inflation a year for six years) per inmate per day (as such amount may be increased by the Board of the Corporation from time to time) shall not constitute "full management" and shall not constitute the Prison Management Business. In order to give effect to this decision, the Shareholders agree that unless approved by the Board of Directors of the Corporation in writing or except as otherwise permitted pursuant to this Agreement as amended:

         (A) neither Shareholders nor any of their respective
      Affiliates (each as defined in the CCA Australia Shareholders'

      Agreement) will compete with the Corporation in the Prison
      Management Business in Australia.

       (B) any third-party approach towards any Shareholder in relation to a Project (as defined in the CCA Australia Shareholders' Agreement) in Australia, whether in its individual capacity or as a Shareholder shall be immediately introduced to the Corporation. For purposes of this Section, a Project means any opportunity related to the Prison Management Business in

      Australia, such as requests (with respect to a particular facility) for proposals and bids to governmental agencies and consulting agencies with respect to the Prison Management
      Business.

       (C) neither Shareholders nor any of their respective Affiliates, shall alone or jointly with others acquire any material interest (more than 10%) in any company which is a competitor of the Corporation in the Prison Management Business in Australia (other than competitors for which the revenues related to the prison management business constitute less than 10% of the total revenues for such competitors).

      (c) The Shareholders agree that in the event of a breach of the provisions contained in this Section 10, in addition to any other remedies available to any Shareholder in breach of any such provision, the Shareholder in breach shall pay to the other Shareholder an amount equal to one year's annual revenues generated by the Prison Management Business which is the subject of such breach.

      (d) If any of the restrictions set forth in this Section 10 (including, without limitation the provisions of clause (c) above) should for any reason be declared invalid by a court of competent jurisdiction, the validity or enforcement of the remainder of such restrictions and covenants shall not thereby be adversely affected. If any provision of this Section shall be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted, but only to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, that, to the extent any such provision may be made valid and enforceable, in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, such provision shall be deemed limited to the extent, and only to that extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction.

      It is understood that the provisions of this Section 10 shall be binding upon Prison Realty and Sodexho, regardless of whether the provisions of this Section are agreed to in writing by CCA Australia; provided, however, that Prison Realty,

   Sodexho and JJFMS agree to cause CCA Australia to give a written undertaking of its agreement to be bound by this Section.

      (e) The use by CCA Australia or its shareholders of special purpose vehicles involving third party partners of CCA Australia or its shareholders for the purpose of facilitating the design, construction or development of a facility or Project to be managed by CCA Australia shall not be deemed a violation of the non-competition provisions of this Section 10, provided, however that such special purpose vehicle shall not engage in the full management portion of the Prison Management Business. In the event that Prison Realty or JJFMS or any permitted Affiliate of either purchases shares in CCA Australia, it shall be entitled to obtain a partnership interest or shares in each such special purpose vehicle formed after the date of such purchase of shares in CCA Australia, to the same extent of its percentage holding of capital stock in CCA Australia and at a purchase cost per share or partnership interest equal to the purchase cost per share or partnership interest paid by Sodexho, provided that after consultation with Sodexho, Prison Realty, JJFMS or any permitted Affiliate shall give joint and several guarantees of such projects (prospectively when it becomes such a shareholder) in connection with projects undertaken by such special purpose vehicle when Sodexho determines to give a guarantee (or had previously determined to give a guarantee prior to the date JJFMS or its successor becomes a shareholder), provided that Sodexho shall give a written undertaking that, as between Sodexho and such shareholder, such shareholder shall be responsible ultimately only for the percentage of such guarantee as is equal to such shareholder's percentage of the outstanding stock (or partnership interest) in the special purpose vehicle and Sodexho shall be responsible for the balance.

      (f) Sodexho will not form other companies in Australia to perform management services in the Prison Management Business, or if such formation is essential from a legal or business perspective, then JJFMS, its successor, or Prison Realty will have the right, if and when it becomes a shareholder in CCA Australia by exercising the CCA Australia Option, to acquire 25% of any such new management company at a purchase cost per share or partnership interest equal to any capital put in by Sodexho in any such company, provided that after consultation with Sodexho, JJFMS, its successor, or Prison Realty, as applicable shall give joint and several guarantees (both prospectively and retroactively when it becomes such a shareholder) in connection with projects undertaken by such companies (and not by any special purpose vehicle) when Sodexho determines to give a guarantee (or had previously determined to give a guarantee prior to the date Prison Realty becomes such a shareholder), and provided further that Sodexho shall give a written undertaking that, as between Sodexho and such shareholder, such shareholder shall be responsible ultimately only for the percentage of all such prospective and retroactive guarantees as is equal to such shareholder's percentage of the outstanding stock (or partnership interest) in such company, and Sodexho shall be responsible for the balance."

   (d) The provisions of Sections 10 and 11 shall apply to the parties hereto for a period of three years from the Closing and shall thereafter apply to all of Prison Realty, JJFMS or its successor and their Affiliates in each case only if either or an Affiliate of either is a shareholder of CCA Australia. If neither of them and none of their Affiliates is a shareholder in CCA Australia after said three year period, then the provisions of Section 10 shall not apply to any of them. Prison Realty and JJFMS shall be deemed a shareholder for the purposes of Section 15 of the CCA Australia Shareholders' Agreement for a period of three years from the Closing and the proviso to Section 15 of the CCA Australia Shareholders' Agreement is hereby deleted.

   (e) The provisions of Section 13 (Board of Directors) are hereby amended to read in their entirety as follows:

    "Section 13. Board of Directors. In the event of the exercise of the CCA Australia Option by JJFMS or its successor, JJFMS or its successor shall be entitled to one (1) nominee to the Board of Directors reasonably satisfactory to Sodexho. In the event of the exercise of the CCA Australia Option by JJFMS or its successor, Sodexho agrees (i) that in all elections for directors during the term of this Agreement, Sodexho shall vote all shares owned by it for the nominee of JJFMS or its successor."

   (f) A new Section 26 entitled "Miscellaneous" shall be added as follows:

    "Effective upon the Closing under the Stock Acquisition Agreement, and notwithstanding any other agreement to which Sodexho is a party or the charter or by-laws of CCA Australia, no management fee shall be payable to Prison Realty or any subsidiary or to JJFMS or any subsidiary. If Prison Realty or JJFMS becomes a shareholder in CCA Australia, after consultation with Sodexho (i) it shall give joint and several guarantees of Projects of CCA Australia (both prospectively and retroactively when it becomes a shareholder) in connection with Projects undertaken by CCA Australia (and not by any special purpose vehicle) when Sodexho determines to give a guarantee (or had previously determined to give a guarantee prior to the date JJFMS or its successor becomes a shareholder) and provided further that Sodexho shall give a written undertaking that, as between Sodexho and JJFMS or such other shareholder, JJFMS, or such other shareholder shall be responsible ultimately only for the percentage of such guarantee as is equal to JJFMS's or such other shareholder's percentage of the outstanding stock in CCA Australia, and Sodexho shall be responsible for the balance of such guarantee, and (ii) JJFMS or such other shareholder shall agree in writing to reimburse Sodexho for that percentage of any liability Sodexho may have with respect to then-still outstanding guarantees that were given while Prison Realty or JJFMS or any Affiliate of either holds the CCA Australia Option (prior to its exercise) as is equal to the percentage of the outstanding stock of CCA Australia held by JJFMS (or such other shareholder) after giving effect to the exercise of the CCA Australia Option)." Prison Realty agrees to guarantee the obligations of JJFMS (or whatever Affiliate exercises the CCA Australia Option and becomes a shareholder in CCA Australia) to deliver guarantees under the CCA Australia Shareholders Agreement.

   (g) JJFMS, by its signature to this Agreement, and each of Prison Realty and PMSI by its signature to this Agreement, agree to be bound by the CCA Australia Shareholders' Agreement, as amended, to the extent provided in this
Section 7.04, as if it were an original signatory thereof.

   7.05 AMENDMENT OF U.K. SHAREHOLDERS' AGREEMENT. The UKDS Shareholders' Agreement is hereby amended, effective upon the Closing under this Agreement, as follows:

   (a) The provisions of Sections 3 and 4 shall not apply to the purchase of the shares of UKDS by Sodexho under this Agreement or the purchase by JJFMS, its successor, or Prison Realty of shares of UKDS upon exercise of the UKDS Option hereunder.

   (b) The provisions of Sections 8, 12 and 13 are hereby deleted.

   (c) The provisions of new Section 8 are hereby added as follows:

   "Section 8.   Non-Competition

    (a) For all purposes of this Section 8, the term "Shareholder" shall include (in addition to all persons actually holding stock in the Corporation), for a period of three years from the date of the closing of the transactions contemplated by the Stock Acquisition Agreement as defined herein, (i) Juvenile and Jail Facility Management Services, Inc. ("JJFMS") and any Affiliate of JJFMS as the parent of a selling shareholder under the Stock Acquisition Agreement dated as of September 11, 2000 (the "Stock Acquisition Agreement") and as the holder of an option to purchase twenty five percent of the aggregate issued and outstanding shares of the Corporation (sometimes referred to as "UKDS") pursuant to that certain Option Agreement executed in connection with the closing of the transactions contemplated by the Stock Acquisition Agreement (the "UKDS Option"), and (ii) Prison Realty or any Affiliate of Prison Realty or any Affiliate of JJFMS (whether or not JJFMS is an Affiliate of Prison Realty at any time), and (ii) CCA U.K., the subsidiary of JJFMS as the selling shareholder of stock in UKDS.

    (b) Each Shareholder agrees that except as otherwise provided herein, each will conduct all of its business with respect to the Prison Management Business in the United Kingdom exclusively with each other. For purposes of this Section, Prison Management Business means the (i) design, construction, financing and "full management" of detention or correctional facilities with or without custodial services, or any one of the four major activities of design, construction, financing and "full management," and/or (ii) the transportation of prisoners, and
   (iii) shall
   mean the design, construction, financing and "full management," or any of said four major activities, of immigration custodial facilities, police custodial facilities, court custodial facilities or services and secure training centers and facilities (such as juvenile training centers or facilities); it being understood that Sodexho may continue to provide food service, laundry, housekeeping, maintenance, etc. outside of the Corporation and that the provisions of such services by Sodexho at a rate of less than $12.00 (U.S.) (obtained by applying 3% inflation a year for six years) per inmate per day (as such amount may be increased by the Board of the Corporation from time to time) shall not constitute "full management" and shall not constitute the Prison Management Business. In order to give effect to this decision, the Shareholders agree that unless approved by the Board of Directors of the Corporation in writing or except as otherwise permitted pursuant to this Agreement as amended:

       (A) neither Shareholders nor any of their respective
      Affiliates (each as defined in the UKDS Shareholders' Agreement as amended) will compete with the Corporation in the Prison
      Management Business in the United Kingdom.

       (B) any third-party approach towards any Shareholder in relation to a Project (as defined in the UKDS Shareholders' Agreement) in the United Kingdom, whether in its individual capacity or as a Shareholder, shall be immediately introduced to the Corporation. For purposes of this Section, a Project means any opportunity related to the Prison Management Business in the United Kingdom such as requests (with respect to a particular facility) for proposals and bids to governmental agencies and consulting agencies with respect to the Prison Management Business.

       (C) neither Shareholders nor any of their respective Affiliates, shall alone or jointly with others acquire any material interest (more than 10%) in any company which is a competitor of the Corporation in the Prison Management Business in the United Kingdom (other than competitors for which the revenues related to the prison management business constitute less than 10% of the total revenues for such competitors).

      (c) The Shareholders agree that in the event of a breach of the provisions contained in this Section 8, in addition to any other remedies available to any Shareholder for breach of any such provision, the Shareholder in breach shall pay to the other Shareholder an amount equal to one year's annual revenues generated by the Prison Management Business which is the subject of such breach.

      (d) If any of the restrictions set forth in this Section 8 (including, without limitation, the provisions of clause (c) above) should for any reason be declared invalid by a court of competent jurisdiction, the validity or enforcement of the remainder of such restrictions and covenants shall not thereby be adversely affected. If any provision of this Section shall be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted, but only to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, that, to the extent any such provision may be made valid and enforceable, in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, such provision shall be deemed limited to the extent, and only to that extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction.

      (e) Nothing in Section 8 shall be deemed to preclude Agecroft Project Management Ltd. ("APM") from carrying on its business with respect to the Agecroft facility in the United Kingdom.

      (f) The use by UKDS or its Shareholders of special purpose vehicles involving third party partners of UKDS or its Shareholders for the purpose of facilitating the design, construction or development of a facility or Project to be managed by UKDS, shall not be deemed a violation of the non-competition provisions of this Section 8; provided, however, that such special purpose vehicle shall not engage in the full management portion of the Prison Management Business. In the event that Prison Realty or JJFMS or any permitted Affiliate of either exercises the UKDS Option to purchase shares in UKDS, it shall be entitled to obtain a partnership interest or shares in each such special purpose vehicle formed after the date of such purchase of shares in UKDS, to the same extent of its percentage holding of capital stock in UKDS and at a purchase cost per share or partnership interest equal to the purchase cost per share or partnership interest paid by Sodexho, provided that, after consultation with Sodexho, Prison Realty, JJFMS or any permitted Affiliate shall give joint and several guarantees of such projects (prospectively when it becomes such a shareholder) in connection with projects undertaken by such companies when Sodexho determines to give a guarantee (or had previously determined to give a guarantee prior to the date JJFMS or its successor become a shareholder), and provided further, that Sodexho shall give a written undertaking that, as between Sodexho and such shareholder, such shareholder shall be responsible ultimately only for the percentage of such guarantee as is equal to such shareholder's percentage of the outstanding stock (or partnership interest) in the special purpose vehicle and Sodexho shall be responsible for the balance.

      (g) Sodexho will not form other companies in United Kingdom to perform management services in the Prison Management Business, or if such formation is essential from a legal or business perspective, then JJFMS, its successor, or Prison Realty will have the right, if and when it becomes a shareholder in UKDS by exercising the UKDS Option, to acquire 25% of any such new management company at a purchase cost per share or partnership interest equal to any capital put in by Sodexho in any such company, provided that after consultation with Sodexho, JJFMS, its successor, or Prison Realty, as applicable shall give joint and several guarantees (both prospectively and retroactively when it becomes such a shareholder) in connection with projects undertaken by such companies (and not by any special purpose vehicle) when Sodexho determines to give a guarantee (or had previously determined to give a guarantee prior to the date Prison Realty becomes such a shareholder), and provided further that Sodexho shall give a written undertaking that, as between Sodexho and such shareholder, such shareholder shall be responsible ultimately only for the percentage of all such prospective and retroactive guarantees as is equal to such shareholder's percentage of the outstanding stock (or partnership interest) in such company, and Sodexho shall be responsible for the balance."

   (d) The provisions of Sections 8 and 9 shall apply to the parties hereto for a period of three years from the Closing and shall thereafter apply to all of Prison Realty, JJFMS, its successor and their Affiliates in each case, or CCA U.K. if any of them or their Affiliates is a shareholder of UKDS. If none of them and none of their Affiliates is a shareholder in UKDS after said three year period, then the provisions of Section 8 shall not apply to any of them. Prison Realty, JJFMS and CCA U.K. shall be deemed a shareholder for the purposes of
Section 14 of the UKDS Shareholders' Agreement for a period of three years from the Closing.

   (e) The provisions of Section 11 (Board of Directors) are hereby amended to read in their entirety as follows:

    "Section 11. Board of Directors. In the event of the exercise of the UKDS Option by JJFMS or its successor, JJFMS or its successor shall be entitled to one (1) nominee to the Board of Directors reasonably satisfactory to Sodexho. In the event of the exercise of the UKDS Option by JJFMS or its successor, Sodexho agrees that in all elections for directors during the term of this Agreement, Sodexho shall vote all shares owned by it for the nominee of JJFMS or its successor."

   (f) A new Section 24 entitled "Miscellaneous" shall be added as follows:

    "Effective upon the Closing under the Stock Acquisition Agreement, and notwithstanding any other agreement to which Sodexho is a party or the charter or by-laws of UKDS, no management fee shall be payable to Prison Realty or any subsidiary or to JJFMS or any subsidiary. If JJFMS, its successor, or Prison Realty becomes a shareholder in UKDS, after consultation with Sodexho (i) it shall give joint and several guarantees of projects of UKDS (both prospectively and retroactively when it becomes such a shareholder) in connection with Projects undertaken by UKDS (and not by any special purpose vehicle) when Sodexho determines to give a guarantee (or had previously determined to give a guarantee prior to the date JJFMS or its successor becomes a Shareholder), and provided further that Sodexho shall give a written undertaking that, as between Sodexho and JJFMS or such other shareholder, JJFMS or such other shareholder shall be responsible ultimately only for the percentage of such guarantee as is equal to JJFMS's or such other shareholder's percentage of the outstanding stock in UKDS, and Sodexho shall be responsible for the balance of such guarantee, and (ii) JJFMS (or such other shareholder) shall agree in writing to reimburse Sodexho for that percentage of any liability Sodexho may have with respect to then-still outstanding guarantees that were given while JJFMS or any Affiliate of JJFMS holds the UKDS Option (prior to its exercise) as is equal to the percentage of the outstanding stock of UKDS held by JJFMS (or such other shareholder) after giving effect to the exercise of the Option." Prison Realty agrees to guarantee the obligations of JJFMS (or whatever Affiliate exercises the UKDS Options and becomes a shareholder in UKDS) to deliver guarantees under the UKDS Shareholders Agreement.

   (g) JJFMS, by its signature to this Agreement, and each of Prison Realty and PMSI, by its signature to this Agreement, agree to be bound by the UKDS Shareholders Agreement, as amended, as if it were an original signatory thereof, and CCA U.K., by its signature to this Agreement, and each of Prison Realty and PMSI by its signature to this Agreement, agree to be bound by the UKDS Shareholder Agreement as if it were an original signature thereto, and in each case to the extent provided in this Section 7.05.

   7.06. RELEASE OF CLAIMS BY SODEXHO. Effective upon completion of the Closing, and for so long as there is full compliance by the Sellers, Prison Realty, CCA and PMSI with their obligations under this Agreement, Sodexho on behalf of itself and each of its successors, assigns, affiliates, agents, officers, directors, employees and representatives, hereby knowingly and voluntarily releases, acquits and forever discharges Prison Realty, JJFMS and their respective successors and assigns, affiliates, agents, officers, directors, employees and representatives from any and all actions, causes of action, claims, suits, damages, costs, judgments, and any and all other liabilities of any, either in law or in equity, which have arisen or may arise as a result of or related to the UKDS Shareholders' Agreement and/or the CCA Australia Shareholders' Agreement prior to the date hereof and provided that this section shall not affect the indemnification provisions of Article X hereof.

                                  ARTICLE VIII

                       CONDITIONS TO SODEXHO'S OBLIGATIONS

   All obligations of Sodexho hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

   8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers, Prison Realty and CCA in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date.

   8.02. PERFORMANCE. Sellers, Prison Realty and CCA shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so complied with or performed by the Closing, and the events described in Section 3.02 shall have occurred to the reasonable satisfaction of Sodexho and counsel for Sodexho in the United Kingdom and Australia.

   8.03. OFFICER'S CERTIFICATE. Sellers, Prison Realty and CCA shall have delivered to Sodexho a certificate of an officer of each of Sellers, Prison Realty and CCA dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 8.01 and 8.02 hereof.

   8.04. CONSENTS. All third party consents, including governmental and governmental agency consents, shall have been obtained.

   8.05. LEGAL OPINION. Sodexho shall have received an opinion of counsel to the Sellers, Prison Realty and CCA in the forms attached hereto as Exhibit
8.05 with such reasonable additions, if any, as may be required or advised by legal counsel to Sodexho.

                                   ARTICLE IX

                       CONDITIONS TO SELLER'S OBLIGATIONS

   All obligations of Sellers hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

   9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Sodexho in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date.

   9.02. PERFORMANCE. Sodexho shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so complied with or performed by the Closing.

   9.03. OFFICER'S CERTIFICATE. Sodexho shall have delivered to Sellers a certificate of an officer of Sodexho, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 9.01 and 9.02 hereof.

   9.04. CONSENTS. Sellers shall have received all consents required for the consummation of the transactions contemplated hereby, all of which consents shall be in form and substance satisfactory to Sellers.

   9.05 CERTAIN AUSTRALIAN GOVERNMENT APPROVALS. The purchase of the CCA Australia Shares by Sodexho shall have been approved by the States of Victoria, Queensland and Western Australia governments or any other governmental agency or person in Australia as required by existing contracts by and between CCA Australia and such governments.

   9.06 LEGAL OPINION. Sellers shall have received an opinion of counsel to Sodexho in the form attached hereto as Exhibit 9.05 with such reasonable additions, if any, as may be required or advised by legal counsel to Sellers.

                                    ARTICLE X

                                 INDEMNIFICATION

   10.01. INDEMNIFICATION BY SELLERS AND PRISON REALTY. Each Seller and
Prison Realty, jointly and severally, hereby agrees to defend, indemnify and hold harmless Sodexho, its directors, officers, employees, affiliates and agents, and shall reimburse Sodexho and any affiliate for, from and against each claim, loss, diminution in value, damages, liability, costs and expenses (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

   (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking, agreement or other obligation by or of Sellers or Prison Realty contained herein, including the obligations assumed by the Sellers and Prison Realty herein with regard to obtaining all necessary consents of third parties and governmental approvals to the sale of the Shares to Sodexho, or in any certificate, schedule, document or instrument delivered to Sodexho pursuant hereto;

   (b) Any claims, causes of actions, demands or the like brought by JJFMS, its officers or directors with respect to the Shares or the purchase of the Shares by Sodexho, or otherwise pertaining to this Agreement and the transactions contemplated by this Agreement or the transactions between Prison Realty (or its predecessor) and JJFMS with respect to the transfer of the Shares to JJFMS; and

   (c) Any other Loss incidental to any of the foregoing.

   10.02. INDEMNIFICATION BY CCA. CCA hereby agrees to defend, indemnify and hold harmless Sodexho, its directors, officers, employees, affiliates and agents, and shall reimburse Sodexho for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

   (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking, agreement or other obligation by or of each contained herein, or in any certificate, schedule, document or instrument delivered to Sodexho pursuant hereto; and

   (b) Any other Loss incidental to any of the foregoing.

   10.03. INDEMNIFICATION BY SODEXHO. Sodexho hereby agrees to defend, indemnify and hold harmless Sellers, Prison Realty and CCA, their directors, officers, employees, affiliates and agents, and shall reimburse Sellers, Prison Realty and CCA for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

   (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking, agreement or other obligation by Sodexho contained herein, including the obligations assumed herein by Sodexho with regard to obtaining consents of third parties and governmental approvals to the purchase of the Shares by Sodexho, or in any certificate, document or instrument delivered to Sellers pursuant hereto; and

   (b) Any other Loss incidental to any of the foregoing.

   10.04. PROCEDURE. (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 10.01, 10.02 or 10.03 of this Agreement (but the failure to so notify shall not relieve the indemnifying party from its obligations hereunder unless such failure irrevocably prejudices the indemnifying party), and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense there of using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Sodexho, Sellers, Prison Realty and PMSI shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

   (b) If the indemnified party reasonably determines: (i) that there may be a conflict between the positions of the indemnifying party and the indemnified party in defending such claim or action; or (ii) that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, or such different defenses, and the indemnifying party shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

   (c) Judgments against and settlements entered into by the indemnified party pursuant to Section 10.04(a) shall unconditionally release the indemnifying party from liability for the particular claim, demand, action or proceeding for which indemnification was sought, except as otherwise provided.

                                   ARTICLE XI

                           SURVIVAL OF REPRESENTATIONS

   11.01. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, indemnities and agreements by the parties contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto, and shall expire on the third anniversary of the Closing, except for the representations and warranties set forth in Sections 4.02, 4.03, 4.04, 5.01, 6.02, and 6.05 and the covenants and agreements set forth in Sections 7.01, 7.04, 7.05, 7.06 and Article X, Sections 11.01, 13.02 and 13.06
which shall not expire.

   11.02. STATEMENTS AS REPRESENTATIONS. All statements contained in any certificate, schedule, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for all purposes of this Agreement.

   11.03. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

                                   ARTICLE XII

                            TERMINATION OF AGREEMENT

   12.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

   (a) By Sodexho, if there has been a material violation or breach by Prison Realty, CCA, JJFMS or CCA UK of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article VIII hereof have not been satisfied by the Closing or have not been waived in writing by Sodexho.

   (b) By Sellers, if there has been a material violation or breach by Sodexho of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article IX hereof have not been satisfied by the Closing or have not been waived in writing by either of the Sellers.

   (c) By either Sodexho or Sellers if the transactions contemplated by this Agreement shall not have been consummated on or before March 31, 2001.

   (d) By either Sodexho or Sellers, as applicable, if either Sodexho or any Seller makes an assignment of the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated as bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving either Sodexho or any Seller.

   12.02. EFFECT OF TERMINATION. In the absence of fraud or willful breach on the part of Sellers, or on the part of Sodexho, then Sellers will not have any liability to Sodexho, or Sodexho will not have any liability to Sellers, as the case may be, under this Agreement if Sellers or Sodexho terminate this Agreement pursuant to Section 12.01.

                                  ARTICLE XIII

                                  MISCELLANEOUS

   13.01. EXPENSES. All fees and expenses incurred by Sellers, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Sellers and all fees and expenses incurred by Sodexho, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Sodexho, provided, however, that Sodexho shall be responsible for all stamp duty which may be due to any jurisdiction or governmental entity as a result of the purchase of the Shares.

   13.02. ASSIGNABILITY; PARTIES IN INTEREST.

   (a) The parties hereto may assign any and all of its rights hereunder to a wholly-owned subsidiary and such assigning party shall advise the other parties hereto of any such assignment and shall designate such party as the assignee of this Agreement. Any such assignee shall assume all of such assigning party's duties, obligations and undertakings hereunder, but such assigning party shall remain liable hereunder.

   (b) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective transferees, heirs, successors, assigns and legal or personal representatives of the parties hereto.

   13.03. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto (including without limitation the Escrow Agreement and the Option Agreement), contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. Except as provided herein, this Agreement supersedes all prior agreements and undertakings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective transferees, heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder maybe waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provisions hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

   13.04. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

   13.05. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

   13.06. NOTICES. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand; mailed (registered or certified mail, postage prepaid, return receipt requested); or by nationally recognized courier service as follows:

   If to CCA UK:

   Corrections Corporation of America (U.K.) Limited
   10 Burton Hills Boulevard
   Nashville, Tennessee 37215
   Attention: Darrell K. Massengale

   With a copy to:

   Elizabeth E. Moore, Esq.
   Stokes Bartholomew Evans & Petree, P.A.
   424 Church Street, Suite 2800
   Nashville, Tennessee 37219

   If to JJFMS:

   Juvenile and Jail Facility Management Services, Inc.
   10 Burton Hills Boulevard
   Nashville, Tennessee 37215
   Attention: John D. Ferguson

   With a copy to:

   Elizabeth E. Moore, Esq.
   Stokes Bartholomew Evans & Petree, P.A.
   424 Church Street, Suite 2800
   Nashville, Tennessee 37219

   If to PMSI:

   Prison Management Services, Inc.
   10 Burton Hills Boulevard
   Nashville, Tennessee 37215
   Attention: John D. Ferguson

   With a copy to:

   Elizabeth E. Moore, Esq.
   Stokes Bartholomew Evans & Petree, P.A.
   424 Church Street, Suite 2800
   Nashville, Tennessee 37219

   If to Sodexho:

   Sodexho Alliance, S.A.
   3, avenue newton
   78180 Montigny-le-Bretonneux
   FRANCE
   Attention: Jean-Pierre Cuny

   With a copy to:

   Howard K. Fuguet, Esq.
   Ropes & Gray
   One International Place
   Boston, Massachusetts 02110

   If to Prison Realty:

   Prison Realty Trust, Inc.
   10 Burton Hills Boulevard
   Nashville, Tennessee 37215
   Attention: John D. Ferguson

   With a copy to:

   Elizabeth E. Moore, Esq.
   Stokes Bartholomew Evans & Petree, P.A.
   424 Church Street, Suite 2800
   Nashville, Tennessee 37219

   If to CCA:

   Corrections Corporation of America
   10 Burton Hills Boulevard
   Nashville, Tennessee 37215
   Attention: John D. Ferguson

   With a copy to:

   Elizabeth E. Moore, Esq.
   Stokes Bartholomew Evans & Petree, P.A.
   424 Church Street, Suite 2800
   Nashville, Tennessee 37219

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

   13.07. GOVERNING LAW. This Agreement shall be governed by and be interpreted under the laws of Tennessee (except as matters relating to the transfer of shares may be governed by the laws of the United Kingdom or Australia) without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Tennessee courts, the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, the

English courts and the Australian courts over any action or proceeding to enforce any right under this Agreement.

   13.08. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall together have been signed by Sodexho and the Sellers. All such executed counterparts shall together constitute one and the same instrument.



                  [signatures continued on the following page]

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

                         SODEXHO ALLIANCE, S.A.



                         By: /s/ Jean-Pierre Cuny
                            ----------------------------------------
                         Title: Senior Vice President
                               -------------------------------------

                         PRISON REALTY TRUST, INC.



                         By:  /s/ John D. Ferguson
                            ----------------------------------------
                         Title: President/Chief Executive Officer
                               -------------------------------------


                         CORRECTIONS CORPORATION OF AMERICA



                         By:  /s/ John D. Ferguson
                            ----------------------------------------
                         Title: President/Chief Executive Officer
                               -------------------------------------

                         PRISON MANAGEMENT SERVICES, INC.



                         By: /s/ Darrell K. Massengale
                            ----------------------------------------
                         Title: President/Chief Executive Officer
                               -------------------------------------


                         SELLERS:

                         CORRECTIONS CORPORATION OF AMERICA
                         (U.K.) LIMITED



                         By: /s/ Gay E. Vick
                            ----------------------------------------
                         Title: Director
                               -------------------------------------

                           (Signature Page Continued)



                         JUVENILE AND JAIL FACILITY MANAGEMENT
                         SERVICES, INC.



                         By: /s/ Darrell K. Massengale
                            ----------------------------------------
                         Title: President/Chief Executive Officer
                               -------------------------------------